As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Life360, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0197666
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1900 South Norfolk Street, Suite 310

San Mateo, California 94107

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2011 Stock Plan

(Full title of the plan)

Russell Burke

Chief Financial Officer

Life360, Inc.

1900 South Norfolk Street, Suite 310

San Mateo, California 94107

(Name and address of agent for service)

Telephone: (415) 484-5244

(Telephone number, including area code, of agent for service)

Copies to:

Tom Hopkins

Siana Lowrey

Natalie Karam

Cooley LLP

1333 2nd Street Suite 400,

Santa Monica, CA 90401

(310) 883-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Life360, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the offering of an additional 3,407,791 shares (the “Registered Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Registrant. The 3,407,791 shares of Common Stock being registered herein are issuable pursuant to the Life360, Inc. Amended and Restated 2011 Stock Plan (the “Stock Plan”). These additional shares of Common Stock are securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the SEC on November 22, 2022 (File No. 333-268529) and September 27, 2023 (File No. 333-274727) (the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Registered Shares represent shares of Common Stock reserved for issuance as a result of the operation of the “evergreen” provision in the Stock Plan, which provides that the total number of shares subject to the Stock Plan may be increased on January 1 of each year pursuant to a specified formula.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Life 360, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (the “2023 Form 10-K”); and

•

The description of the Registrant’s Common Stock in Item 11 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10, filed with the Commission on July 5, 2022 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the 2023 Form 10-K.

All documents, reports and definitive proxy or information statements filed by the Registrant with the Commission on or after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, except as to any portion of any future annual, quarterly or current report or document of the Registrant that is not deemed filed under such provisions, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Life360, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 000-56424, filed with the Commission on July 5, 2022)

4.2	Amended and Restated Bylaws of Life360, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 000-56424, filed with the Commission on March 23, 2023)

5.1	Opinion of Cooley LLP*

23.1	Consent of BDO USA, LLP, independent registered public accounting firm*

23.2	Consent of Deloitte, LLP, independent registered public accounting firm*

23.3	Consent of Cooley LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement)*

99.1	Amended and Restated 2011 Stock Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 000-56424, filed with the Commission on July 5, 2022)

99.2	Form of Amended and Restated 2011 Stock Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 000-56424, filed with the Commission on July 5, 2022)

99.3	Form of Amended and Restated 2011 Stock Plan Stock Option Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 2 to Registration Statement on Form 10 (File No. 000-56424, filed with the Commission on July 5, 2022)

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 1st day of March, 2024.

LIFE360, INC.

By:	/s/ Chris Hulls
	Name:	Chris Hulls
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Chris Hulls and Russell Burke, and each or any of them, as such individual’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such individual and in such individual’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Chris Hulls	Chief Executive Officer	March 1, 2024
Chris Hulls	(Principal Executive Officer)

/s/ Russell Burke	Chief Financial Officer	March 1, 2024
Russell Burke	(Principal Financial and Accounting Officer)

/s/ Charles (CJ) Prober	Director	March 1, 2024
Charles (CJ) Prober

/s/ John Philip Coghlan	Director	March 1, 2024
John Philip Coghlan

/s/ Mark Goines	Director	March 1, 2024
Mark Goines

/s/ Alex Haro	Director	March 1, 2024
Alex Haro

/s/ Brit Morin	Director	March 1, 2024
Brit Morin

/s/ James Synge	Director	March 1, 2024
James Synge

/s/ David Wiadrowski	Director	March 1, 2024
David Wiadrowski

/s/ Randi Zuckerberg	Director	March 1, 2024
Randi Zuckerberg